Exhibit 1

                       STOCK PURCHASE AND OPTION AGREEMENT


                  THIS STOCK PURCHASE AND OPTION AGREEMENT (the "Agreement") dated as of June 25, 1997 is made by and between GLENGATE APPAREL, INC., a New Jersey corporation (the "Company"), and AMERICAN MARKETING INDUSTRIES INC., a Delaware corporation (the "Investor").

                  WHEREAS, the Investor desires to make a capital investment in the Company on the terms and conditions set forth in this Agreement; and

                  WHEREAS, the Company is desirous of the Investor making such a capital investment on the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                  1.       Purchase of Shares/Grant of Options.

          a. Subscription. On the terms and subject to the conditions set forth herein the Investor, intending to be legally bound, hereby subscribes for 2,500,000 shares of Common Stock of the Company (the "Shares") at $1.00 per share, and the Company hereby accepts Investor's subscription for the Shares. The purchase price for the Shares shall be paid by the Investor in immediately available funds by wire transfer or at the option of Investor by cancellation of debt on the Closing Date (the "Purchase Price") to the Company or to third parties as designated by the Company.

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          b. Issuance of Certificate. On the Closing Date, as defined in Section
     8 hereof, the Company shall cause to be issued and delivered to Investor a certificate evidencing the Shares on the form of certificate approved by the Company.

          c. Option for Common Shares. In consideration of One ($1.00) Dollar and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company hereby grants to Investor (subject to the satisfaction by the Company of the conditions set forth in Section 8 herein) the right and option (i) during the "First Option Period" as that term is defined in Section 1d. below (the "First Option"), to purchase up to an additional 1,000,000 shares of common stock in the Company (the "First Option Shares") against payment therefor of the First Option Price as provided in Section 1e. below, and (ii) during the "Second Option Period" as that term is defined in Section 1d. below (the "Second Option"; together with the First Option hereafter collectively referred to as the "Options") to purchase up to an additional 1,500,000 shares of common stock in the Company (the "Second Option Shares"; together with the First Option Shares hereafter collectively referred to as the "Option Shares") against payment therefor of the Second Option Price as provided in Section 1e. below. If there is any change in the number of outstanding shares of common stock of the Company without the receipt of consideration by the Company by reason of any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, spin-off or other similar

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     change in  capitalization,  any  distribution to common  shareholders, including a rights offering, other than cash dividends, or any like change, then the number of shares subject to these Options and the exercise price shall be proportionately adjusted to reflect such change or distribution.

          d. Option Periods. The First Option may be exercised by Investor at any time and from time to time on and after the Closing Date through and including the date that is three (3) years from the Closing Date (the "First Option Period"). The First Option may be exercised by delivering written notice in the form attached hereto as Exhibit "A" to the Company no later than 5:00 p.m. New York Time on the last day of the First Option Period (or if that date falls on a weekend or official holiday then on the next succeeding business day), together with payment of the First Option Price in immediately available funds by wire transfer to an account designated by the Company.

          The Second Option may be exercised by Investor at any time and from time to time commencing on the earlier of (i) the date that is one (1) year from the Closing Date or (ii) the date on which a change in ownership of fifty (50%) percent or more of the voting capital stock in the Company occurs in a single transaction, and terminating on the date that is three
     (3) years from the Closing Date (the "Second Option Period"). The Second Option may be exercised by written notice in the form attached hereto as Exhibit "A" to the Company no later than 5:00 p.m. New York Time on the last day of the Second Option Period (or if that date falls on

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     a weekend or official  holiday  then on the next  succeeding  business day), together with payment of the Second Option Price in immediately available funds by wire transfer to an account designated by the Company.

          e. Option Prices. On the timely exercise of the First Option and/or Second Option (collectively the "Options") by Investor, Investor agrees to pay to the Company (i) $1.50 per First Option Share purchased (the "First Option Price"), (ii) $1.00 for each of the first 240,000 Second Option Shares purchased and $2.00 for each of the remaining 1,260,000 per Second Option Shares purchased (as applicable the "Second Option Price"), respectively, in immediately available funds by wire transfer to the account of the Company in the manner designated by the Company.

          f. Issuance of Certificate for Option Shares. Upon its timely receipt of the notices referred to in Section 1d above and payment of the Option Price referred to in Section 1e above, the Company shall cause to be issued and delivered to Investor certificates evidencing the First Option Shares and Second Option Shares, as the case may be, on the form of certificate approved by the Company.

          g. Assignability of Options. The Options granted herein to Investor are non-assignable and any attempted assignment of all or any part of the Options by Investor shall be null and void and shall cause the Options to terminate automatically without notice except that Investor shall have the right, upon written notice to the Company, to assign this Agreement to (i) an entity

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     owned or controlled by Investor  which was formed to own the Swingster business, (ii) a successor of all or substantially all of the Swingster or AMI business, provided, that such business remains in substantially the same business as it is as of the date hereof, (iii) an entity formed by the merger with or sale of Swingster or AMI to another party, provided, that such business remains in substantially the same business as it is as of the date hereof, or (iv) the assignment is to a subsidiary or affiliate of a party described in (i) (ii) or (iii) above; provided, however, that in such event Investor agrees to guarantee the performance and obligations of such corporation or affiliate under this Agreement. 2. Representations and Warranties of the Company. The Company represents and warrants to the Investor as follows:

               a. Due Organization and Qualification; Business. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of New Jersey, has the power and authority to own or hold under lease the properties it purports to own or so hold and to carry on its business as now being conducted and presently proposed to be conducted, and has the power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Company is duly qualified as a foreign corporation in each jurisdiction where the nature of the business transacted by it or the properties owned or leased by it requires the Company to be so qualified except for jurisdictions wherein the failure to be so qualified will not have a material adverse effect on the business, operations, properties or

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          assets or on the condition,  financial or other,  of the Company.
          The Company has paid all corporation taxes and franchise taxes payable to the State of New Jersey and in each other jurisdiction where it is qualified. The Company has no subsidiaries.

               b. Due Authorization of Agreement. This Agreement and the transactions herein contemplated, have been duly authorized by the Company. This Agreement has been duly executed and delivered by the Company enforceable against the Company in accordance with its terms. No shareholder approval is required in connection with this Agreement, other than to satisfy the conditions set forth in Section 8 herein.

               c. Litigation; Compliance with Rules, Regulations, Decrees, etc. Except as set forth on Schedule 2(c) attached hereto, there are no actions, suits or proceedings (whether or not purportedly on behalf of the Company) pending or, to the knowledge of the Company, threatened against the Company or any of its properties or assets at law, in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; and the Company is not in default with respect to any judgment, order, writ, injunction, decree or award of any court, arbitrator or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or in violation of any rule or regulation of any thereof, or in violation of any law, which violation would have a material adverse effect on the business

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

          or properties of the Company. The Company has all permits, licenses and franchises necessary in order to conduct its business as presently conducted and to own and operate its property and assets.

               d. Compliance with Other Instruments. Neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, nor compliance with the terms, conditions and provisions hereof will conflict with or result in a breach or violation of the certificate of incorporation or bylaws of the Company or of any material term, condition or provision of any agreement or instrument to which the Company is now a party or by which it or any of its properties or assets may be bound, or constitute a default thereunder, or result in the creation or imposition of any lien upon any of the properties or assets of the Company.

               e. Financial Statements. The balance sheet of the Company as at September 30 in each of the years 1995 and 1996 and the related statements of operations, stockholder's equity and cash flows for the fiscal years then ended, accompanied in each case by the opinion of independent public accountants previously delivered to the Investor, as well as the unaudited financial statements (as set forth in the Form 10-QSB's set forth below) previously delivered to the Investor were complete and correct in all material respects as of their respective filing dates and fairly presented the financial condition of the Company and the results of the operations and changes in financial position of the Company for the

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          respective fiscal periods described therein, subject, in the case of the unaudited interim financial statements, to normal year-end adjustments, all in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise therein or in the notes thereto stated) throughout the fiscal periods involved.

               f.  Business  and   Properties;   No  Misleading   Statement  or
          Omissions. The annual report of the Company on Form 10-KSB for the fiscal year ended September 30, 1996 including all exhibits and material incorporated by reference (the "Form 10-K") and the quarterly reports on Form 10-QSB relating to the three-month period ended December 31, 1996, and six month period ended March 31, 1997 (collectively with the Form 10-K, the "Reports"), as filed with the
          Securities and Exchange Commission (copies of which have been furnished to the Investor) as of their respective filing dates correctly described the general nature of the business conducted by the Company during the fiscal year ended September 30, 1996 and the three-month period ended December 31, 1996, and the six month period ended March 31, 1997, respectively, and the information therein with respect to the principal properties then owned or leased by the Company was correct in all material respects as of their respective filing dates. Since March 31, 1997, there has been no material change in the general nature of the business conducted, or in the principal properties owned or leased, by the Company. The Reports were accurate as of their respective dates in all material respects and did not contain any untrue statement of

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

          a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as stated on Schedule 2(f) attached hereto, there is no fact or circumstance now in existence and currently known by the Company which does now, or with the passage of time would be reasonably anticipated to, have a material adverse affect on the Company, its business, prospects, financial condition or operations.

               g. Title to Properties. The Company has good and marketable title to, or valid and enforceable leasehold estates in, its properties and assets (including leasehold improvements) reflected in the balance sheet as at March 31, 1997 referred to in Section 2(e) above, subject only to such defects or irregularities of title which do not in the aggregate interfere with the operation, value or use of such properties and assets considered as a whole and subject to liens in favor of Milberg Factors, Inc., The Koffman Group, Inc., Lyonshare Venture Capital, Linden Nelson, Jeffrey Koffman and Milton Koffman and notice liens in favor of equipment lessors, except for properties and assets sold or otherwise disposed of subsequent to said date in the ordinary course of business. The Company owns, or has a valid leasehold in, all properties or assets reasonably necessary to operate and conduct its business as presently conducted.

               h.  Trademarks,   Patents,   etc.  The  Company  possesses  such
          trademarks, trade names, copyrights, patents, licenses, or rights in any thereof as are adequate in the opinion of the Company

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          for the conduct of its business as now  conducted,  without known conflict with the rights of others except for conflicts which if adversely determined would not, singly or in the aggregate, result in any material adverse change in the business, operations, properties or assets or in the condition, financial or other, of the Company.

               i. Tax Liability. The Company has, to the knowledge of its respective officers, properly prepared and filed all tax returns required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof and has paid all taxes shown as due on such returns as have been filed. The Company has properly withheld all taxes required to be withheld, including, without limitation all federal, state and local withholding taxes and FICA payments, and, to the Company's knowledge, there are no pending audits or investigations relating to tax matters affecting the Company.

               j. Governmental Action. Except as otherwise contemplated by this Agreement and as may be required in connection or compliance with applicable provisions of federal securities laws and blue sky or other state securities laws, no action, authorization or approval of, or registration, declaration or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by the Company of this Agreement, other than any post-event informational filing.

               k.  ERISA.

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                    (1) The Company is in  compliance  in all material  respects with the applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

                    (2) No "employee benefit plan" as defined in ERISA, maintained by the Company, as from time to time in effect (herein called "Benefit Plans" or, individually, a "Benefit Plan") nor any trusts created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction," as defined in ERISA, which could subject the Company, or any Benefit Plan or any such trust, or any trustee or administrator thereof, or any party dealing with any Benefit Plan, or any such trust to any tax or penalty on prohibited transactions. Neither any of the Benefit Plans nor any such trusts have been terminated, or are liable for the tax or penalty on prohibited transactions, nor has there been any "reportable event" as defined in ERISA or any "accumulated funding deficiency." The Company has not incurred any liability to the Pension Benefit Guaranty Corporation.

               l. Environmental Issues.

                    (1) The real property owned or leased by the Company ("Premises") and the present and contemplated use and occupancy thereof are in compliance in all material respects with all applicable federal, state and local laws, ordinances, building codes, rules and regulations pertaining to zoning, parking, construction, building, land use and environmental matters, including, without limitation, the provisions of the Federal Occupation Safety and Health Act and the Environmental Protection Act, and all

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               applicable rules and regulations  thereunder and all similar state and local laws, rules and regulations; there are no current citations, notices or orders of non-compliance issued to the Company or relating to its business, assets, property (leased or owned), leaseholds or equipment under any such laws, rules and regulations. The Company has been issued all required federal, state and local licenses, certificates and permits material to the business, assets, property (leased or owned) leaseholds and equipment, and is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations relating to air emissions, water discharge, noise emissions, solid or liquid disposal, hazardous waste or materials, or other environmental, health or safety matters.

                    (2) (a) No hazardous or toxic substance or material or other waste ("Hazardous Substance") as defined in or regulated under the comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. '9601 et. seq.), the Resource Conservation and Recovery Act (42 U.S.C. '6901 et. seq.), the Oil Pollution Act of 1990 (33 U.S.C. '2701 et. seq.), or any other federal, state or local law, order or regulation pertaining to health, safety, or the environment (the "Environmental Laws") has been unlawfully disposed, released, discharged or spilled on or under any part of the Premises, (b) the Premises has never been used as a dump or landfill, (c) no litigation or administrative action or proceeding has been commenced or, to the Company's knowledge, threatened against the Company alleging a

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               violation of any Environmental  Laws, and (d) no underground storage tank, equipment containing polycholorinated biophenyle, asbestos, or urea formaldehyde is located on or under the Premises; the Premises are free from any contamination by any Hazardous Substance and the Company is in compliance in all material respects with all Environmental Laws affecting the Company or the Premises.

                    (3) There is not present in the Premises any friable asbestos or any substance containing asbestos and deemed hazardous by federal, state or local laws, rules, regulations or orders respecting such material.

               m. Validity of Shares. The Shares sold pursuant to the terms of this Agreement will be duly and validly authorized as of the Closing Date and, when issued and payment is received therefor pursuant to the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable. Schedule 2 (m) hereto sets forth the Company's outstanding stock options, exercise price, expiration date and option holders.

               n. No Defaults. The Company is presently, and at all times in the past twelve (12) months has been, in compliance and not in any violation or default under its lending agreements with its lenders, and the Company has been in compliance with, and not in default under, any other material contract, lease, mortgage or agreement. Except as stated on Schedule 2(f), no event, fact or circumstance exists which, with the passage of time or the giving of the notice, would create an event of default under any of the

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          above  instruments.   The  Company  is  in  compliance  with  its
          certificate of incorporation and its bylaws.

               o. Capitalization. The authorized and outstanding shares of capital stock, warrants or rights to convert into or receive capital stock of the Company (other than options which are set forth on
          Schedule 2(m)), are stated on Schedule 2(o) attached hereto. All of the issued and outstanding shares of capital stock of the Company are duly and validly issued and outstanding, are fully paid and non-assessable. Except as stated on such Schedule 2(o), there are no outstanding, options, warrants, or rights to convert into or receive capital stock of the Company or securities exchangeable for, or convertible into, capital stock of the Company. Except as stated on
          Schedule 2(o), no person or entity other than the Investor has demand or "piggyback" registration rights as to any security issued or issuable by the Company.

               p. Undisclosed Liabilities; Material Changes. Except for such claims, debts and liabilities as are reflected in the financial statements referred to in Section 2(e) hereto and borrowings under the Company's credit facilities with Milberg Factors, Inc. and The Koffman Group, Inc., Lyonshare Venture Capital, Linden Nelson, Jeffrey Koffman and Milton Koffman, the Company does not have any outstanding indebtedness for money borrowed and is not subject to any claims or liabilities (whether matured or unmatured, liquidated or unliquidated, accrued, fixed, contingent or otherwise), other than trade or business obligations incurred in the ordinary course of business since the date of such

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          financial   statements,   in  amounts  usual  and  normal,   both
          individually and in the aggregate, for the Company; accounting procedures and methods have been maintained in a manner consistent with prior periods there has been no lease, sale (other than inventory in the ordinary course of business), or abandonment of any property or assets of the Company, nor has there been any labor strife, strike or lockout. Since the date of such financial statements, other than as disclosed to the Investor, there has not been any material increase in the compensation payable or to become payable by the Company to any of its officers, employees or agents, or any bonus payment or arrangement made to or with any of them, other than in the ordinary course and consistent with past practices. Except as stated on Schedule 2(p) attached hereto, since the date of such financial statements, there has not been any payment by the Company of any dividends or any distribution by the Company to any of its shareholders in redemption or as a purchase price of any indebtedness (whether in payment of principal, interest or otherwise) owing to any of them nor has there been any mortgage, pledge or subjection to a lien, charge or encumbrance of any material kind of any of the Company's assets, tangible or intangible.

               q. Insurance. The Company maintains insurance adequate and reasonable for its needs and consistent with industry standards. All such insurance is in full force and effect and the company has received no notices of cancellation or indication of any intention on the part of any insurance company not to renew.

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               r.  Employment  Contracts.  Except as set forth on Schedule  2(r)
          attached hereto, the Company is not a party to, or otherwise subject to, any oral or written (i) collective bargaining agreement, (ii) contract or other agreement for the employment of any officer or employee, (iii) profit-sharing, bonus, deferred compensation, stock
          option,  severance  pay,  pension,   retirement  or  similar  plan  or
          agreement  (including   individual   agreements)   providing  employee
          benefits.

               s. Future Agreements. Except as set forth on Schedule 2(s) attached hereto, the Company is not a party to or otherwise subject to any oral or written (i) guarantee of any obligations for the borrowing of money or otherwise, or any other agreement or guarantee of the obligations of another person or entity, (ii) agreement or arrangement for the purchase or sale of any assets of the Company other than in the ordinary course of business or for the grant of any preferential rights to purchase any of the Company's assets, properties or rights,
          (iii) agreement, contract or commitment containing any covenant limiting the freedom of the company to engage in any line of business in any area of the world or to compete with any person or entity, (iv) agreement, contract or commitment relating to the acquisition of assets or capital stock of any business enterprise, (v) contract, agreement or other instrument not entered at arms length and in the ordinary course of business.

          3. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:

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

               a. Due Organization and Qualification. The Investor is a duly organized and validly existing corporation in good standing under the laws of the State of [Delaware], and has the power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

               b. Due Authorization of Agreement. The execution and delivery of this Agreement and the performance of Investor's obligations hereunder have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Investor and is a valid and binding agreement enforceable against Investor in accordance with its terms.

               c. Litigation. There are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of the Investor, threatened against the Investor which would give any third party the right to enjoin or rescind the transactions contemplated by this Agreement or otherwise prevent the Investor from complying with the terms and provisions of this Agreement.

               d. Experience. Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares, the Options and Option Shares and has determined that the securities are a suitable investment for it. Investor has not been organized for the purpose of acquiring the Shares, the Options or the Option Shares.

               e. Financial Resources. Investor is able to bear the economic risk of the investment in the Shares, the Options and Option Shares and is able to afford a complete loss of such investment.

               f. Purpose of Investment. Investor is purchasing the Shares and the Options and intends to purchase the Option Shares for its own account, not as nominee or agent, for investment purposes only, and not with a view to, or for the resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in such shares. The Investor does not have any agreement or arrangement with any person to, and has no present intention to, sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares, the Options or the Option Shares.

               g. Access to Information. Investor has received all the information it considers necessary or appropriate in deciding whether to purchase the Shares and the Options. Investor has been provided access to the Company's books and records and all other documents requested by Investor relating to the Company's business, and has been given an opportunity to review such records and ask questions of the Company, its managerial employees and professionals with respect thereto in order to evaluate the merits and risks of an investment in the Company.

               h. Restrictions on Transfer. Investor understands that the Shares, the Options and the Option Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they have not been registered under the Securities
          Act of 1933 (the "Securities Act") by reason of a specific exemption from the registration provisions of the Securities Act. Investor further understands that it can not sell or otherwise transfer the Shares, the Option or the Option Shares without registration under the Securities Act or an exemption therefrom.

               i. Transfer Restriction Legend. Investor understands that each certificate for the Shares purchased pursuant to this Agreement and for the Option Shares acquired upon exercise of the Options shall bear the following legend on the face thereof:

             "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO EFFECTIVE REGISTRATION UNDER SAID ACT OR SUCH STATE SECURITIES LAWS OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO GLENGATE APPAREL, INC., QUALIFIES AS AN EXEMPT TRANSACTION UNDER SAID ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR SUCH STATE SECURITIES LAWS."

               j. Finders' Fee. No broker, finder or investment banker is entitled to a fee based upon the transactions contemplated by this Agreement.

               k. Accredited Investor. Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

               l. Reliance. Neither the Company nor any of its agents or employees has represented or guaranteed or warranted to Investor, expressly or by implication, the profits or losses, if any, to be realized as a result of an investment in the Company and

          Investor acknowledges that the past performance of the Company in no way indicates or reflects the predictable results, financial or otherwise, of an investment in the Company. Investor is relying exclusively on the representations made herein by the Company and upon its own due diligence, knowledge, skill and experience in making an investment in the Company.

          4. Appointment of Directors.

               a. The Company represents and warrants that the current Board of Directors of the Company is comprised of five (5) members with two (2) vacancies. As of the Closing Date, the Company shall appoint James C. Willcox and Travis R. Metz to fill the additional two positions. Thereafter, so long as the Investor shall own in the aggregate at least 1,500,000 shares of Common Stock of the Company, (i) the Company shall use its best efforts to maintain these two individuals (or other individuals designated by Investor) on the Board of Directors, including, without limitation, the nomination and inclusion in proxy material sent to shareholders of the Company's nomination of such two individuals and (ii) the Board of Directors shall not be changed from seven (7) directors without the prior written consent of Investor. With the Board of Directors consent, James Willcox and Travis Metz may request that a guest be invited to attend a Board of Director meeting.

               b. The Company represents and warrants that such action set forth in Section 4a above is consistent with the Company's Certificate of Incorporation and Bylaws and when such action is taken by the Board of Directors (in the first instance), the above named individuals shall be duly appointed and acting directors of the Company.

          5. Use of Proceeds. The Company shall use the proceeds from sale of the Shares for (i) the repayment of a $750,000 loan made to the Company by The Koffman Group, Inc., Lyonshare Venture Capital and Linden Nelson, (ii) the payment of $150,000 to or for the benefit of Lyonshare Venture Capital, Jeffrey Koffman and Milton Koffman in substitution of the collateral provided by them for the Company under a certain Letter of Credit, (iii) approximately $200,000 in capital expenditures as and when approved by the Board of Directors of the Company, and (iv) the remaining balance to be used for working capital and other general corporate purposes (including the payment in full of any past due amounts due to Sun Ice, Ltd. and/or Sun Ice USA, Inc.). The Company shall not use such proceeds for the purpose of making any special bonus or similar distribution to any of the Company's officers or directors or the repurchase, redeem, or otherwise acquire outstanding securities.

          6. Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements made by any party hereto in this Agreement or in any document or certificate delivered pursuant hereto shall survive the purchase of the Shares, the Options and Option Shares and shall be unaffected by any investigation made by or on behalf of any party hereto. Investor hereby covenants and agrees that the representations made by it in Section 3f shall be true and accurate as of the Closing Date.

          7. Registration Rights.

               a. Certain Definitions. As used in this Section 7, the following terms shall have the following respective meanings:

                    (1) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                    (2) "Registrable  Securities"  shall mean the Shares sold to the Investor pursuant to the terms hereof. Registrable Securities cease to be such when (i) a registration statement has been declared effective by the Commission and such securities have been disposed of, or (ii) such securities shall have been otherwise transferred and the Company shall have delivered new certificates for them which do not bear a legend.

                    (3) The terms  "register,"  "registered" and  "registration"
               shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the effectiveness of such registration statement.

                    (4) "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 7b hereof other than Selling Expenses, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

                    (5) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, all fees and disbursements of counsel for the Investor and any blue sky fees and expenses excluded from the definition of "Registration Expenses."

                    (6) "Other Shareholders" shall mean holders of securities of the Company who are entitled by contract with the Company to have securities included in a registration of the Company's securities.

               b. Company Registration.

                    (1) Notice of  Registration.  If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, the Company will:

                         (a) promptly give to the Investor written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                         (b) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, except as set forth in
                    Section 7b(2) below, all the Registrable Securities specified in a written request or requests, made by the Investor within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above.

                    (2) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Investor as part of the written notice given pursuant to Section 7b(a)(1). In such event, the right of the Investor to registration pursuant to this
               Section 7b shall be conditioned upon the Investor's participation in such underwriting and the inclusion of the Investor's Registrable Securities in the underwriting to the extent provided herein. In the event the Investor proposes to distribute its securities through such underwriting, the Investor shall (together with the Company and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company.

                    Notwithstanding  any other  provision of this Section 7b, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some of the

               Registrable Securities which would otherwise be underwritten pursuant hereto. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The number of shares that may be included in the registration and underwriting on behalf of the Investor and Other Shareholders shall be allocated among the Investor and other Shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested to be included in such registration at the time of filing the registration statement.

                    If the  Investor  disapproves  of  the  terms  of  any  such underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                    (3) Demand Registration; Evergreen Registration. Notwithstanding anything to the contrary set forth above, the Investor shall also have the unqualified and unconditional right at any time and from time to time to demand the registration of Registrable Securities, in which case the Company shall proceed with such registration as provided in this Section 7, provided, however, that the Investor shall not have such unqualified and unconditional right to demand the registration of Registrable Securities while the Company is registering its securities pursuant to a registered public offering pursuant to Section 7b(2). The

               Company shall keep any such Registration Statement effective
               (or "evergreen") for the earlier of (i) one hundred twenty (120) days or (ii) until such time as all Registrable Securities registered thereunder shall have been sold; provided, however, in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred twenty (120) day period shall be extended if necessary to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415 or any successor rule under the Securities Act permits an offering on a continuous or delayed basis and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (i) includes my prospectus required by Section 10(a)(3) of the Securities Act or
               (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference in the registration statement of information required to be included in clauses (i) and (ii) above which is contained in periodic reports filed pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1933, as amended.

               c. Expenses of Registration. The Company shall bear all Registration Expenses up to $60,000 incurred in connection with any registration, qualification and compliance by the Company pursuant to
          Section 7b(2) and (3) hereof together with all expenses incurred in connection with keeping such Registration Statement

          "evergreen"; provided, however, if a demand for registration shall occur within two (2) years of the Closing Date, the Registration Expenses shall be borne by the Investor but in such case the Company shall nevertheless be responsible for all expenses incurred in connection with keeping such Registration Statement "evergreen." All Selling Expenses shall be borne by the Investor.

               d. Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 7, the Company will keep the Investor advised in writing as to the initiation of such registration and as to the completion thereof. The Company will, at its expense:

                    (1) keep  such  registration  effective  for a period of one hundred twenty (120) days (as such period may be extended pursuant to Section 7b(3)) or until the Investor has completed the distribution described in the registration statement relating thereto, whichever first occurs;

                    (2) furnish such number of prospectuses  and other documents incident thereto as the Investor from time to time may reasonably request; and

                    (3) use its best efforts to register or qualify the Registrable Securities under the securities laws or blue-sky laws of such jurisdictions as the Investor may reasonably request; provided, however, that the Company shall not be obligated to register or qualify such Registrable Securities in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in order to effect such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

               e. Indemnification.

                    (1) The Company, with respect to each registration, qualification and compliance effected pursuant to this Section 7, will indemnify and hold harmless the Investor, each of its officers, directors and partners, and each party controlling the Investor against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Investor, its officers, directors and partners, and each party controlling the Investor, for any legal and any other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission furnished to the Company by the Investor.

                    (2) The Investor will, if Registrable Securities held by the
               Investor  are  included  in  the  securities  as  to  which  such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, each party who controls the Company, each Other Shareholder and each of their respective officers, directors and partners, and each party controlling such Other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Other Shareholders, directors, officers, partners, parties, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to the Company by the Investor.

                    (3)  Each  party  entitled  to  indemnification  under  this
               Section 7e (the  "Indemnified  Party")  shall give  notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have been advised by counsel that actual or potential differing interests or defenses exist or may exist between the Indemnifying Party and the Indemnified Party, in which case such expense shall be paid by the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

               f. Information by The Investor. The Investor shall furnish to the Company such information regarding the Investor as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 7.

               g. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

                    (1) Make and keep current public information  concerning the
               Company available, as those terms are understood and defined in Rule 144 under the Securities Act;

                    (2) Use its best  efforts to file with the  Commission  in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended, at any time after it has become subject to such reporting requirements; and

                    (3) So long as the Investor owns any Registrable Securities, furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing the Investor to sell any such securities without registration.

          8. Closing/Conditions to Closing. The closing of the transactions contemplated by this Agreement shall take place at the offices of Graham, Curtin & Sheridan, 4 Headquarters Plaza, P.O. Box 1991, Morristown, New Jersey 079621991, or at such other location as shall be mutually agreed upon by the parties, on or within five (5) business days of the fulfillment of each of the following conditions precedent to closing (the "Closing Date"):

               a. The Company's Certificate of Incorporation shall have been amended to increase the authorized shares of common stock in the Company from 10,000,000 to 17,000,000 shares.

               b. The bylaws of the Company shall have been amended to provide that effective as of the Closing Date the number of directors cannot be increased without the consent of the Investor for so long as the Investor owns all of the Shares.

               c. The Board of Directors of the Company shall have approved the appointment to the Board of Directors of the Company of two (2) members designated by the Investor effective as of the Closing Date.

          9. Indemnity; Survival.

               a. Indemnification by Investor. The Investor hereby agrees to indemnify and hold harmless the Company, its officers and directors, against any and all loss, liability, claim, damage and expense whatsoever arising after the Closing Date out of or based upon any false representation or warranty or breach by the Investor, or failure by the Investor to satisfy any of its covenants or agreements contained herein.

               b. Indemnification by Company. The Company hereby agrees to indemnify and hold harmless the Investor, its officers and directors, against any an all loss, liability, claim, damage and expense whatsoever arising after the Closing Date out of or based upon any false representation or warranty or breach by the Company, or failure by the Company to satisfy any of its covenants or agreements contained herein.

          10. Miscellaneous.

               a. Governing Law. This Agreement shall be construed under the laws of the State of New Jersey without giving effect to conflict of laws rules of such State.

               b. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

               c. Invalidity. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited but only to the extent necessary to render such provision and this Agreement enforceable.

               d. Notices. Notices shall be effective on the day delivered by hand and receipted, the second business day after delivery to a recognized overnight courier service or seven days after delivery to the United States Post Office proper postage prepaid sent registered or certified mail, return receipt requested, addressed in each case as follows:

                  If to the Company:  GlenGate Apparel, Inc.
                                      207 Sheffield Street
                                      Mountainside, New Jersey 07092
                                      Attn:  George J. Gatesy, President
                                      Phone:  908-518-0006
                                      Fax:  908-518-0225

                  With a copy to:     Graham, Curtin & Sheridan
                                      4 Headquarters Plaza
                                      P.O. Box 1991
                                      Morristown, New Jersey 07962-1991
                                      Attn:  Joseph M. Lamastra, Esq.
                                      Phone:  201-292-1700
                                      Fax:  201-898-0107

                  If to the Investor: American Marketing Industries Inc.
                                      10450 Holmes Road
                                      Kansas City, Missouri 64131
                                      Attn:  J.E. Jones
                                      Phone:  816-943-5183
                                      Fax:  816-943-5199

                  With a copy to:     Bryan Cave LLP
                                      3500 One Kansas City Place
                                      1200 Main Street
                                      Kansas City, Missouri 641052100
                                      Attn:  Herbert M. Kohn, Esq.
                                      Phone:  816-374-3216
                                      Fax:  816-374-3300


               e. Captions. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

               f. Amendments. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

               g. Entire Agreement. This Agreement (together with the other agreements and documents delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof; and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

               h. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken shall constitute one and the same agreement.

               i. Monthly Statements. The Company will provide to Investor monthly reports in such form as Investor may reasonably request within fifteen (15) days after the end of each calendar month. In addition, the Company will promptly provide the Investor with any reports or documents filed with the Commission.

     IN WITNESS WHEREOF, the undersigned have executed and delivered the Agreement as of the date first above written.

                                    GLENGATE APPAREL, INC.


                                    By: /s/  George Gatesy, President
                                        ----------------------------------------
                                    Name: George Gatesy
                                    Title: President


                                    AMERICAN MARKETING INDUSTRIES INC.


                                    By:  /s/ James C. Willcox, President
                                         --------------------------------------
                                    Name: James C. Willcox
                                    Title: President

                                    EXHIBIT A


                            [OPTION TO EXERCISE FORM]

                   To be executed by the registered holder if such holder desires to exercise the Option


To:    GlenGate Apparel, Inc.
       207 Sheffield Street
       Mountainside, New Jersey 07092

                  The  undersigned  hereby  irrevocably  elects to exercise  the
Option to purchase       shares of Common Stock  issuable upon the exercise of
                   -----
such Option And requests that Certificate for such shares be issued in the name of:

--------------------------------------------------------------------------------
                         (Please print name and address)


--------------------------------------------------------------------------------
           (Please insert social security or other identifying number)


--------------------------------------------------------------------------------
                   (Please insert number of shares exercised)


--------------------------------------------------------------------------------
            (Please specify whether payment is in cash or Debentures)

If such number of shares of Common Stock shall not be all the shares of Common Stock evidenced by the accompanying Option, a new Option for the balance remaining of such shares of Common Stock shall be registered in the name of and delivered to:

--------------------------------------------------------------------------------
            (Please specify whether payment is in cash or Debentures)


--------------------------------------------------------------------------------
           (Please insert social security or other identifying number)


                                  [HOLDER]

                                  By:
                                      ------------------------------------------

Dated:
      ---------------------